EXHIBIT 99.2

FORM OF ELECTION

AND LETTER OF TRANSMITTAL

To accompany certificates representing shares of Common Stock, par value $0.01 per share, of Heritage Financial Holding Corporation (“Heritage”) when submitted pursuant to an election in connection with the proposed merger of Heritage Financial Holding Corporation into The Peoples Holding Company.

A properly executed Letter of Transmittal and Form of Election, along with the stock certificates covered thereby or a guarantee of delivery of such certificates, must be received by the Exchange Agent by 5:00 p.m., Eastern standard time, on December 27, 2004 (the “Election Deadline”). If a holder of Common Stock of Heritage Financial Holding Corporation (a “Heritage Stockholder”) does not make an effective election, as determined at the sole discretion of The Peoples Holding Company (“Peoples”), which it may delegate in whole or in part to the Exchange Agent, such stockholder will receive a combination of cash and shares of Peoples Common Stock.

To:     REGISTRAR AND TRANSFER COMPANY*

Delivering By Mail, By Hand and By Overnight Delivery:

10 Commerce Drive

Cranford, New Jersey 07016-3572

By Facsimile Transmission**:

(908) 497-2313

Confirm by Telephone:

(800) 456-0596, ext. 2502

* Deliveries made to an address other than the address stated above will not be acceptable and the Exchange Agent will not be responsible therefor.

** Deliveries of this Form of Election and Letter of Transmittal via facsimile is acceptable only if accompanied by a guarantee of delivery of Heritage common stock certificates; however, for a Form of Election to be effective, delivery of the related certificates of Heritage Common Stock must be made by mail, hand or overnight delivery to the address listed above.

Ladies and Gentlemen:

In connection with the merger (the “Merger”) of Heritage Financial Holding Corporation (“Heritage”), a Delaware corporation, into The Peoples Holding Company, a Mississippi corporation (“Peoples”), the undersigned hereby submits the certificates listed below, which, prior to the Merger, represented shares of Common Stock, par value $0.01 per share, of Heritage (“Heritage Common Stock”), and indicates a preference, subject to the terms and conditions set forth below, to have each share of Heritage Common Stock represented by such certificate converted into the right to receive either (i) cash in an amount equal to $6.25, without interest, (ii) 0.20 shares of the Common Stock, par value $5.00 per share, of Peoples (“Peoples Common Stock”) or (iii) the cash consideration described in (i) above for 40% of the holder’s shares of Heritage Common Stock, and the stock consideration described in (ii) above for 60% of the holder’s shares of Heritage Common Stock, all as determined in accordance with Section 2.1 of the Agreement and Plan of Merger dated July 15, 2004 by and among The Peoples Holding Company, The Peoples Bank & Trust Company, Heritage Financial Holding Corporation and Heritage Bank, as amended (the “Merger Agreement”).

It is understood that the following election is subject to the terms, conditions and limitations set forth in (i) the Proxy Statement/Prospectus dated November 26, 2004, relating to the Merger (the “Proxy Statement/Prospectus”), receipt of which is acknowledged by the undersigned, (ii) the Merger Agreement included as Annex A-1 to the Proxy Statement/Prospectus, and (iii) the accompanying Instructions. The undersigned understands that neither certificates nor scrip representing fractional shares of Peoples Common Stock will be issued in connection with the Merger, but in lieu thereof each holder of Heritage Common Stock who otherwise would have been entitled to a fraction of a share of Peoples Common Stock will be paid cash in an amount equal to the fraction of a share of Peoples Common Stock otherwise issuable multiplied by the average of the closing price per share of Peoples Common Stock for each of the ten (10) consecutive trading days immediately preceding the last business day prior to the closing date, as reported by the American Stock Exchange.

The undersigned authorizes and instructs you, as Exchange Agent, to deliver the certificates delivered herewith and any certificates for shares of Heritage Common Stock delivered pursuant to a guaranty of delivery and to receive on behalf of the undersigned, in exchange for the shares of Heritage Common Stock represented thereby, any check for the cash or any certificate for the shares of Peoples Common Stock issuable in the Merger. If certificates are not delivered herewith, there is furnished below a guarantee of delivery of such certificates for shares of Heritage Common Stock from a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

Unless otherwise indicated under Special Payment Instructions, please issue any check and any certificate for shares of Peoples Common Stock in the name of the registered holders of the Heritage Common Stock. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail any check and any certificate for shares of Peoples Common Stock to the registered holders of the Heritage Common Stock at the address or addresses shown below.

DESCRIPTION OF CERTIFICATES SURRENDERED Certificate(s) or Delivery Guarantee Enclosed (Attach separate list if necessary)
Name(s) and Address of Registered Holder(s) (Please Fill In)	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)

TOTAL SHARES

PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

A properly executed Form of Election and Letter of Transmittal, along with the stock certificates covered thereby or a guarantee of delivery of such certificates, must be received by the Exchange Agent by the election deadline. If a Heritage Stockholder does not make an effective election, as determined at the sole discretion of the Peoples, which it may delegate in whole or in part to the Exchange Agent, such stockholder will receive a combination of cash and shares of Peoples Common Stock.

TYPE OF ELECTION (SEE INSTRUCTIONS B, C AND E) (PLEASE CHECK ONE BOX ONLY):

☐ CASH ELECTION

☐ STOCK ELECTION

☐ COMBINATION ELECTION

IMPORTANT: The merger agreement contains redesignation procedures which may affect your election.

The merger agreement requires the following: (i) not less than 60% or more than 65% of the aggregate shares of Heritage Common Stock owned by Heritage Stockholders must be exchanged for shares of Peoples Common Stock; and (ii) not less than 35% or more than 40% of the aggregate shares of Heritage Common Stock owned by Heritage Stockholders must be exchanged for cash.

If the aggregate number of shares for which a cash election was made exceeds 40% of the outstanding shares of Heritage Common Stock, then shares of Heritage Common Stock to be converted into cash will be redesignated on a pro rata basis into shares to be converted into shares of Peoples Common Stock so that the total number of Heritage shares to be converted into cash does not exceed 40% of the outstanding shares of Heritage Common Stock. If the aggregate number of shares for which a stock election was made exceeds 65% of the outstanding shares of Heritage Common Stock, then shares of Heritage Common Stock to be converted into shares of Peoples Common Stock will be redesignated on a pro rata basis into shares to be converted into cash so that the total number of Heritage shares to be converted into shares of Peoples Common Stock does not exceed 65% of the outstanding shares of Heritage Common Stock.

Holders of shares of Heritage Common Stock who elect to receive a combination of cash for 40% of their Heritage Common Stock and shares of Peoples Common Stock for 60% of their Heritage Common Stock will not be subject to these redesignation procedures. Also, a holder who has elected to receive cash for all of his or her shares of Heritage Common Stock and would receive less than 10 shares of Peoples Common Stock if his or her shares were redesignated is not subject to the redesignation procedures.

SPECIAL PAYMENT INSTRUCTIONS

(If applicable – See Instructions E(7) and E(9).)

To be completed ONLY if the checks are to be made payable to or the certificates for shares of Peoples Common Stock are to be registered in the name of someone other than the registered holder(s) of Heritage Common Stock.

Issue and mail certificates and/or cash payments to (please print):

Name:	Taxpayer Identification or Social Security Number of Recipient:

Address:	____________________________________________

Zip code

SPECIAL DELIVERY INSTRUCTIONS

(If applicable – See Instruction E(8).)

To be completed ONLY if the checks are to be made payable to or the certificates for shares of Peoples Common Stock are to be issued in the name of the registered holder(s) of Heritage Common Stock, but are to be sent to someone other than the registered holder(s) or to an address other than the address of the registered holder(s) set forth below.

Mail certificates and/or cash payments to (please print):

Name:

Address:

                                                      Zip code

Sign below and, if required, have signatures guaranteed

(see Instruction E(7) concerning signature guarantee)

Name(s) (PLEASE PRINT)

(SIGNATURE(S) OF OWNER(S))

Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by attorney, executor, administrator, trustee or guardian or others acting in a fiduciary capacity, set forth full title and see Instruction E(3).

Name(s) (PLEASE PRINT) Address (DAYTIME AREA CODE AND TELEPHONE NUMBER) (TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

MEDALLION SIGNATURE GUARANTEE (Required only if Special Payment Instructions are provided. See Instruction E(7).)
(Authorized Signature) Dated: , 200	(Tax Identification or Social Security Number)

The signature(s) should be guaranteed by an eligible financial institution or a member of a registered national securities exchange or the NASD pursuant to Securities and Exchange Commission Rule 17Ad-15.

GUARANTEE OF DELIVERY
(To be used only if certificates are not surrendered herewith)

The undersigned is: a member of a registered national securities exchange; or a member of the National Association of Securities Dealers, Inc.; or a commercial bank or trust company having an office or correspondent in the United States; and guarantees to deliver to the Exchange Agent the certificates for shares of Heritage Common Stock to which this Letter of Transmittal and Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Heritage, no later than 5:00 P.M., Eastern Standard Time, on December 30, 2004.

Firm (Please Print)

(Authorized Signature)	Dated: , 2004

Address:

Area Code and Telephone Number:

[Continued on following page]

IMPORTANT TAX INFORMATION

Please provide your name and social security or other taxpayer identification number on the substitute form W-9 in the W-9 Box below and certify therein that you are not subject to backup withholding. See Instruction E(12) for instructions concerning the completion of the Substitute Form W-9 below.

PAYER’S NAME: THE PEOPLES HOLDING COMPANY

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number Please fill in your name and address below.

Part 1 – Taxpayer Identification No. – For all accounts enter your taxpayer identification number in the appropriate box. For most individuals and sole proprietors, this is your social security number. For other entities, it is your employer identification number. If you do not have a number, see “How to obtain a TIN” in the enclosed guidelines.

Note: If the account is in more than one name, see the chart on the enclosed Guidelines to determine what number to enter.

Social Security No. OR Employer ID No.
Name Business name, if different from above Check appropriate box: Individual/Sole proprietor Corporation Partnership Other Address (number and street) City, State and Zip Code

Part 2 – Certification – For Payees Exempt from Backup Withholding (see enclosed Guidelines) – Under penalties of perjury, I certify that:

(1)    The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a U.S. person (including a U.S. resident alien).

Part 3 – Awaiting TIN

Certification Instructions – You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the enclosed Guidelines).

Signature Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION 7, SUBSTITUTE FORM W-9, FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to you within 60 days, you are required to withhold the applicable withholding rate of all reportable payments thereafter made to me until I provide a number.
Signature Date

INSTRUCTIONS

A. SPECIAL CONDITIONS.

1. Time in Which to Elect. To be effective, an Election (as hereinafter defined) on this form or a facsimile hereof (if accompanied by a guarantee of delivery), must be properly completed, signed and submitted to the Exchange Agent, accompanied by the above-described certificates representing shares of Heritage Common Stock or a proper guarantee of delivery thereof, at the address set forth above, no later than the Election Deadline. Heritage Stockholders whose certificates are not immediately available may also make an Election by completing this form or a facsimile thereof, having the Guarantee of Delivery box properly completed and duly executed (subject to the condition that the certificates, the delivery of which is thereby guaranteed, are in fact delivered to the Exchange Agent, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Heritage, no later than 5:00 P.M., Eastern Standard Time, on the third business day after the Election Deadline). Holders whose Forms of Election and certificates (or proper guarantees of delivery of certificates) are not so received will not be entitled to specify their preference and will receive a combination of cash and shares of Peoples Common Stock in the Merger, determined in accordance with Section 2.1 of the Merger Agreement. See Instruction C.

2. Change or Revocation of Election. All elections will be irrevocable. Once a Heritage Stockholder delivers a Form of Election and Letter of Transmittal to the Exchange Agent, such stockholder may not sell, transfer or otherwise dispose of his or her Heritage Common Stock.

3. Nullification of Election. All Forms of Election and Letters of Transmittal will be void and of no effect if the Merger is not consummated, and certificates submitted therewith shall be promptly returned to the persons submitting the same.

B. TYPES OF ELECTIONS.

Subject to the provisions of Section 2.1 of the Merger Agreement, each share of Heritage Common Stock issued and outstanding immediately prior to the Election Deadline shall be converted into the right to receive either (i) cash in an amount equal to $6.25, without interest, (ii) 0.20 shares of Peoples Common Stock, or (iii) the cash consideration described in (i) above for 40% of the holder’s shares of Heritage Common Stock, and the stock consideration described in (ii) above for 60% of the holder’s shares of Heritage Common Stock, determined in accordance with Section 2.1 of the Merger Agreement.

By properly completing the box marked “Type of Election,” each holder may indicate (an “Election”) that such holder desires to have all shares of Heritage Common Stock owned by such holder converted into the right to receive either:

(i)	$6.25 per share in cash, without interest (“Cash Election”);

(ii)	0.20 shares of Peoples Common Stock, with cash in lieu of any fractional shares (“Stock Election”); or

(iii)	cash consideration for 40% of your shares of Heritage Common stock and stock consideration for 60% of your shares of Heritage Common Stock, determined in accordance with Section 2.1 of the Merger Agreement (“Combination Election”).

See Instruction E(4) for information concerning the right to make multiple Elections, and Instruction E(5) for information concerning the submission of multiple Forms of Election.

C. ELECTION AND REDESIGNATION PROCEDURES.

A description of the election and redesignation procedures is set forth in the Proxy Statement/Prospectus under “The Merger Agreement—Merger Consideration” and “The Merger Agreement—Election and Election Procedures.” A full statement of the election and redesignation procedures is contained in Article II of the

Merger Agreement. All Elections are subject to compliance with the election procedures and to the redesignation procedures set forth in the Merger Agreement. In connection with making any Election, each Heritage Stockholder should read carefully, among other matters, the aforesaid description and statement and the information contained in the Proxy Statement/Prospectus under “The Merger—Material United States Federal Income Tax Consequences.”

D. RECEIPT OF CHECKS AND HERITAGE COMMON STOCK.

Within 10 business days after the effective time of the merger, bank checks and/or certificates representing shares of Peoples Common Stock will be distributed to those holders who are entitled thereto who have properly completed this Form of Election and Letter of Transmittal and have surrendered their certificates representing shares of Heritage Common Stock to the Exchange Agent for cancellation prior to the Election Deadline. In no event shall the holder of any surrendered certificate for shares of Heritage Common Stock be entitled to receive any interest on any cash to be received in the Merger.

E. GENERAL.

1. Execution and Delivery. This Form of Election and Letter of Transmittal must be properly completed, signed and submitted to the Exchange Agent by the Election Deadline and accompanied by the certificates representing the shares of Heritage Common Stock as to which the Election is being made (or by appropriate guarantee of delivery of such certificates from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered by the time set forth in such guarantee of delivery) and must be delivered by mailing or otherwise delivering to the Exchange Agent at the address set forth above.

The method of delivery of all documents is at the option and risk of the stockholder, but if sent by mail, registered mail with proper insurance, return receipt requested, properly insured, is suggested.

2. Inadequate Space. If there is insufficient space for any material required by this Form of Election and Letter of Transmittal, please attach a separate sheet.

3. Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders) on the Form of Election and Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of Heritage Common Stock described on the Form of Election and Letter of Transmittal have been assigned by the registered holder(s), in which event the Form of Election and Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

If the Form of Election and Letter of Transmittal is signed by a person or persons other than the registered owners of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates with signature(s) Medallion guaranteed.

If the Form of Election and Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or in any other representative or fiduciary capacity, the person signing must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded with the Form of Election and Letter of Transmittal.

Certificates may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

4. Multiple Elections Not Allowed. A holder may make a single Election for all of such holder’s shares of Heritage Common Stock; however, different Elections may not be made for different portions of such holder’s shares.

5. Multiple Forms of Elections. Holders of record of shares of Heritage Common Stock who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election and Letter of Transmittal covers all the shares of Heritage Common Stock held by each such Representative for a particular beneficial owner.

6. Checks and New Certificates in Same Name. If checks or certificates representing shares of Peoples Common Stock are to be payable to the order of or registered in exactly the same name that appears on the old certificates representing shares of Heritage Common Stock being submitted herewith, it will not be necessary to endorse the old certificates or to pay for transfer taxes.

7. Checks and New Certificates in Different Name. If checks or stock certificates are to be payable to the order of or registered in other than exactly the name that appears on the old certificates submitted herewith, the certificates submitted must be properly endorsed, or accompanied by appropriate, signed stock powers, with the signature guaranteed by a firm that is a member of the New York Stock Exchange Medallion Signature Guarantee Program, or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing being referred to as an “Eligible Institution”).

8. Special Delivery Instructions. If the checks or the certificates for the shares of Peoples Common Stock are to be issued in the name of the registered holder(s) of shares of Heritage Common Stock, but are to be sent to someone other than the registered holder(s) or to an address other than the address of the registered holder, it will be necessary to indicate such person or address in the space provided.

9. Stock Transfer Taxes. Peoples will bear the liability for any state stock transfer taxes applicable to the delivery of checks and stock certificates in connection with the Merger; provided, however, that if any such check or certificate is to be issued or paid in the name of a person other than the person in whose name the certificate so surrendered in exchange therefor is registered, it shall be a condition of the payment and issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer and other taxes required by reason of the payment in the name of a person other than the registered holder of the certificate so surrendered, or shall establish to the satisfaction of the Exchange Agent and Peoples that such tax has been paid or is not applicable. Holding may require any person claiming a certificate to have been lost, stolen or destroyed to provide indemnification to Holding to protect it against possible loss prior to making any payment.

10. Lost or Destroyed Certificate(s). If any Heritage Common Stock certificate has been lost, stolen or destroyed, immediately notify the Exchange Agent in writing. Your letter should be forwarded along with your properly completed Form of Election and Letter of Transmittal and any certificates you may have in your possession. Once written notification of the loss is received by the Exchange Agent, an affidavit of loss and indemnity agreement, along with instructions which include the cost of replacing the certificate, will be sent to the holder of the Heritage Common Stock represented by the lost certificate. The exchange cannot be processed until any missing certificate has been replaced.

11. Dividends on the Shares of Peoples Common Stock. It is important that certificates representing Heritage Common Stock be surrendered promptly because until so surrendered the holders thereof will not be entitled to receive payment of dividends or other distributions which may be declared and payable on shares of Peoples Common Stock, to the extent holders of Peoples Common Stock are entitled thereto. Upon surrender, any such dividends or other distributions payable from the effective time of the merger on the shares of Peoples

Common Stock, and any amounts payable in respect of fractional shares, will be paid, without interest, to the recordholder(s) in whose name(s) the certificates representing the shares of Peoples Common Stock were issued, subject to the terms of the Merger Agreement and applicable law.

12. Substitute Form W-9. Under Federal income tax law, any person submitting this Form of Election and Letter of Transmittal must provide to the Exchange Agent and Peoples his, her or its correct taxpayer identification number (“TIN”), and certify that such TIN is true, correct and complete, on Substitute Form W-9 in the W-9 Box. If such TIN is not provided, a penalty of $50.00 may be imposed by the Internal Revenue Service (“IRS”) and payments made may be subject to 30% backup withholding. The TIN to be provided is that of the person submitting this election form. The TIN for an individual is his or her social security number.

Exempt persons (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. A foreign individual may qualify as an exempt person by submitting a Form W-8 BEN, signed under penalties of perjury, certifying such individual’s foreign status. Such form can be obtained from the Exchange Agent.

Part 3 of the W-9 Box may be checked if the person has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If Part 3 of the W-9 Box is checked, such person must also complete the Certificate of Awaiting TIN Box to avoid backup withholding. Notwithstanding that Part 3 of the W-9 Box is checked and the Certificate of Awaiting TIN Box is completed, prior to the time a properly certified TIN is provided to the Exchange Agent, the Exchange Agent will withhold 30% of all payments made.

The signature and date endorsed on Substitute Form W-9 in the W-9 Box will serve to certify that the TIN and withholding information provided in this election form are true, correct and complete. See Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions included with this election form.

13. Miscellaneous. A single check and/or a single stock certificate will be issued.

All questions with respect to this Form of Election and Letter of Transmittal and the Elections (including, without limitations, questions relating to the timeliness or effectiveness of any Election and computations as to redesignation) will be determined by Peoples, which determination shall be conclusive and binding.

Additional copies of this Form of Election and Letter of Transmittal may be obtained from the Exchange Agent (whose telephone number is (800) 456-0596, ext. 2502).

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.—Social Security Numbers (“SSNs”) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer Identification Numbers (“EINs”) have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help you determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended.

FOR THIS TYPE OF ACCOUNT:	GIVE THE SSN OF:

1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5. Sole proprietorship account	The owner(3)

FOR THIS TYPE OF ACCOUNT:	GIVE THE EIN OF:

6. Sole proprietorship	The owner(3)
7. A valid trust, estate or pension trust	Legal entity(4)
8. Corporate	The corporation
9. Association, club, religious, charitable, education, or other tax-exempt organization	The organization

10. Partnership	The partnership
11. A broker or registered nominee	The broker or nominee
12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agriculture program payments	The public entity

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2) Circle the minor’s name and furnish the minor’s SSN.

(3) You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF

TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don’t have a taxpayer identification number (“TIN”), obtain Form SS-5, Application for a Social Security Card at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1-800-829-3676 or by accessing the internet website of the Internal Revenue Service (“IRS”) at www.irs.gov.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding include:

- An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

- The United States or any of its agencies or instrumentalities.

- A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

- An foreign government or any of its political subdivisions, agencies or instrumentalities.

- An international organization or any agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

- A corporation.

- A foreign central bank of issue.

- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

- A future commission merchant registered with the Commodity Futures Trading Commission.

- A real estate investment trust.

- An entity registered at all times during the tax year under the Investment Company Act of 1940.

- A common trust fund operated by a bank under Section 584(a).

- A financial institution.

- A middleman known in the investment community as a nominee or custodian.

- A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends generally exempt from backup withholding including:

- Payments to nonresident aliens subject to withholding under Section 1441.

- Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresidential alien partner.

- Payments of patronage dividends not paid in money.

- Payments made by certain foreign organizations.

- Section 404(k) distributions made by an ESOP.

Payments of interest generally exempt from backup withholding include:

- Payments of interest on obligations issued by individuals. However, if you paid $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.

- Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

- Payments described in Section 6049(b)(5) to nonresident aliens.

- Payments on tax-free covenant bonds under Section 1451.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

- Mortgages or student loan interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FURNISH YOUR TIN, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. NON-U.S. PAYEES WHO ARE NOT SUBJECT TO BACKUP WITHHOLDING SHOULD COMPLETE A W-8BEN AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE.—Section 6109 requires you to provide your correct TIN to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold at a rate equal to the fourth lowest income tax rate applicable to individuals (which is 30.0% for 2003, 29.0% for 2004 and 2005, and 28.8% for 2006) on payments of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TIN.—If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.—If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TINS.—If the requester discloses or uses TINs in violation of federal law, the requestor may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS